Exhibit 16




                                                               July 8, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

      We have read the statements made by Orange and Rockland Utilities, Inc. ("O&R") in the Form 8-K to be filed by O&R to report (pursuant to Item 4 of Form 8-K) the change in its certifying accountant. We agree with the statements made by O&R regarding our firm.

                                          Very truly yours,


                                          ARTHUR ANDERSEN LLP